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                                                                  EXHIBIT 5.1(b)

                 [LETTERHEAD OF SIDLEY AUSTIN BROWN & WOOD LLP]




                                               November 29, 2001
DTE Energy Company
2000 2nd Avenue
Detroit, MI 48226-1279

Ladies and Gentlemen:

         We have acted as special counsel as to the laws of the State of New York in connection with the registration statement on Form S-3 (the "Registration Statement") filed by DTE Energy Company, a Michigan corporation (the "Company"), and DTE Energy Trust I, a Delaware business trust ("DTE Energy Trust I"), and DTE Energy Trust II, a Delaware business trust ("DTE Energy Trust II", and together with the DTE Trust I, the "DTE Energy Trusts"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), of up to $650,000,000 aggregate initial public offering price of (i)(a) shares of common stock, without par value (the "Common Stock"), of the Company, (b) debt securities (the "Debt Securities") of the Company, which may be convertible into shares of Common Stock or exchangeable into other securities, (c) contracts to purchase Common Stock (the "Purchase Contracts"), (d) units consisting of Purchase Contracts and Debt Securities and/or trust preferred securities (the "Preferred Securities") issued by a DTE Energy Trust, U.S. Treasury securities or other securities (the "Units"), and (e) Preferred Securities of the DTE Energy Trusts and (ii) the guarantees (the "Guarantees") of the Company with respect to the Preferred Securities (the $650,000,000 aggregate initial offering price of securities being in addition to $350,000,000 aggregate initial offering price of securities previously registered on registration statement no. 333-58834).

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DTE Energy Company
November 29, 2001
Page 2

         The Debt Securities will be issued under an Amended and Restated Indenture dated as of April 9, 2001, as amended, supplemented or modified from time to time, between the Company and The Bank of New York, as trustee (the "Indenture").

         We have examined such documents and records and made such investigation as we deemed appropriate or necessary, including examining the Registration Statement and the Indenture.

         Based on the foregoing, subject to the limitations set forth herein and having regard for such legal considerations we deem relevant, we are of the opinion that:

         1. When the Debt Securities have been duly executed and authenticated in accordance with the terms of the Indenture and, if applicable, a supplemental indenture thereto, and issued and sold as contemplated in the Registration Statement, the Debt Securities will constitute legal, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights, and
             (ii) the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

         2. When the Guarantees have been duly executed and delivered by the parties thereto, the Guarantees will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.

         3. When the Purchase Contracts and Units have been duly executed and delivered by the parties thereto, the Purchase Contracts and Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws of general application relating to or affecting the enforcement of creditors' rights, and (ii) the effect of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, whether considered in a proceeding in equity or at law.


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DTE Energy Company
November 29, 2001
Page 3

         This opinion is confined to and is given on the basis of the laws of the State of New York as they exist on the date hereof. In giving this opinion, we have, with your permission, relied as to matters of Michigan law upon the opinion of Thomas A. Hughes, Associate General Counsel of the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                            Very truly yours,

                                            /s/ Sidley Austin Brown & Wood LLP